Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 391, New Jersey Trust 176 and New York Trust 242:

We consent to the use of our report dated March 25, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

March 25, 2004